Exhibit 99.28(d)(2)(ii)

AMENDMENT TO THE
EXPENSE LIMITATION AGREEMENT

THIS AMENDMENT (the “Amendment”) entered into as of June 5, 2012 is an amendment to the Expense Limitation Agreement (the “Agreement”) dated January 22, 2010, by and between DundeeWealth Funds, an open-end management investment company (the “Trust”) and DundeeWealth US, LP (“DundeeWealth”), on behalf of the Portfolios (as defined in the Agreement).

WHEREAS, the Trust and DundeeWealth desire to amend Exhibit A of the Agreement to update the list of Portfolios;

WHEREAS, the Trust and DundeeWealth desire to amend the amount of the Expense Cap for certain of the Portfolios; and

WHEREAS, this Amendment will be effective as of the date of the effectiveness of the Post-Effective Amendment related to the JOHCM Emerging Markets Opportunities Fund and the Institutional Share Class of the Portfolios (the “Effective Date”).

NOW THEREFORE, in consideration of the mutual terms and agreements set forth in the Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto intending to be bound, agree to the following:

I.	Capitalized terms not otherwise defined herein shall have the meaning ascribed to it in the Agreement.

II.	Exhibit A to the Agreement is hereby amended and restated as provided on Schedule A attached hereto, as of the Effective Date.

III.	All other terms and conditions of the Agreement shall remain in full force and effect and are incorporated herein by reference.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

DUNDEEWEALTH FUNDS		DUNDEEWEALTH US, LP

By:	/s/ Amy D. Duling	By:	/s/ Peter J. Moran
Name:	Amy D. Duling	Name:	Peter J. Moran
Title:	President	Title:	Senior Vice President

SCHEDULE A

EXHIBIT A
TO THE
EXPENSE LIMITATION AGREEMENT

Fund	Class	Expense Cap	Termination Date

Smith Group Large Cap Core Growth Fund	Class I	0.79%	01/31/13
Smith Group Large Cap Core Growth Fund	Class II	1.04%	01/31/13
Mount Lucas U.S. Focused Equity Fund	Class I	0.95%	01/31/13
Mount Lucas U.S. Focused Equity Fund	Class II	1.20%	01/31/13
Dynamic Energy Income Fund	Class I	1.09%	10/31/13
Dynamic Energy Income Fund	Class II	1.24%	10/31/13
Dynamic Energy Income Fund	Institutional	0.99%	10/31/13
Dynamic Canadian Equity Income Fund	Class I	1.09%	10/31/13
Dynamic Canadian Equity Income Fund	Class II	1.24%	10/31/13
Dynamic Canadian Equity Income Fund	Institutional	0.99%	10/31/13
Dynamic Contrarian Advantage Fund	Class I	1.15%	10/31/13
Dynamic Contrarian Advantage Fund	Class II	1.30%	10/31/13
Dynamic Contrarian Advantage Fund	Institutional	1.05%	10/31/13
Dynamic Discovery Fund	Class I	1.25%	10/31/13
Dynamic Discovery Fund	Class II	1.40%	10/31/13
Dynamic Discovery Fund	Institutional	1.15%	10/31/13
Dynamic Gold & Precious Metals Fund	Class I	1.20%	10/31/13
Dynamic Gold & Precious Metals Fund	Class II	1.35%	10/31/13
Dynamic Gold & Precious Metals Fund	Institutional	1.10%	10/31/13
Dynamic U.S. Growth Fund	Class I	0.84%	10/31/13
Dynamic U.S. Growth Fund	Class II	0.99%	10/31/13
Dynamic U.S. Growth Fund	Institutional	0.74%	10/31/13
Dynamic World Growth Fund	Class I	1.15%	10/31/13
Dynamic World Growth Fund	Class II	1.30%	10/31/13
Dynamic World Growth Fund	Institutional	1.05%	10/31/13
Dynamic Global Growth Fund	Class I	1.15%	10/31/13
Dynamic Global Growth Fund	Class II	1.30%	10/31/13
Dynamic Global Growth Fund	Institutional	1.05%	10/31/13
Dynamic Natural Resources Fund	Class I	1.35%	10/31/13
Dynamic Natural Resources Fund	Class II	1.50%	10/31/13
Dynamic Natural Resources Fund	Institutional	1.25%	10/31/13
JOHCM International Select Fund	Class I	1.19%	10/31/13
JOHCM International Select Fund	Class II	1.34%	10/31/13
JOHCM Emerging Markets Opportunities Fund	Class I	1.39%	10/31/13
JOHCM Emerging Markets Opportunities Fund	Class II	1.54%	10/31/13
JOHCM Emerging Markets Opportunities Fund	Institutional	1.29%	10/31/13